Exhibit 99.1

FOR IMMEDIATE RELEASE	For Further Information Contact:
Katoiya Marshall, Investor Relations
(310) 893-7446 or kmarshall@kbhome.com

KB Home Announces Early Tender Offer Results

LOS ANGELES (February 1, 2012) — KB Home (NYSE: KBH), one of the nation’s premier homebuilders, today announced the expiration of the early tender period for its previously announced cash tender offers for up to $250 million in aggregate principal amount of its 5 3/4% Senior Notes due 2014 and of its 5 7/8% Senior Notes due 2015 and 6 1/4% Senior Notes due 2015 (the “2014/2015 Notes”), as of 5:00 p.m., New York City time, on January 31, 2012 (the “Early Tender Date”). According to Global Bondholder Services Corporation, the depositary and information agent for the tender offers, as of the Early Tender Date, KB Home has received valid tenders in aggregate principal amount of $423.8 million from holders of the 2014/2015 Notes as set forth in the table below:

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered	Tender Offer Consideration	Early Tender Premium (a)
2014 Note Tender Offer
5 3/4% Senior Notes due 2014	48666KAH2	$250,000,000	1	$56,304,000	$980.00	$30.00
2015 Note Tender Offers
5 7/8% Senior Notes due 2015	48666KAL3	$300,000,000	2	$169,970,000	$970.00	$30.00
6 1/4% Senior Notes due 2015	48666KAM1	$450,000,000	2	$197,523,000	$970.00	$30.00

(a)	As set forth in the Offer to Purchase described below, the early tender premium will be payable only to holders of the 2014/2015 Notes, as the case may be, that were validly tendered (and not validly withdrawn) as of the Early Tender Date, and that are accepted for purchase.

The tender offers are scheduled to expire at 11:59 p.m., New York City time, on February 15, 2012 (the “Expiration Date”), unless extended or earlier terminated by KB Home. The tender offers are being made pursuant to an Offer to Purchase dated January 19, 2012 and a related Letter of Transmittal, which set forth a more detailed description of the tender offers.

KB Home has retained Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC to serve as dealer managers for the tender offers. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent.

For additional information regarding the terms of the tender offers, please contact Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect), or Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect). Requests for documents and questions regarding the tender of the 2014/2015 Notes, as the case may be, may be directed to Global Bondholder Services Corporation at (866) 540-1500 (toll free) or (212) 430-3774 (collect).

None of KB Home, its board of directors, the depositary and information agent, the dealer managers or the trustee with respect to the 2014/2015 Notes makes any recommendation as to whether holders of the 2014/2015 Notes, as the case may be, should tender or refrain from tendering all or any portion of the principal amount of such senior notes.

This announcement does not constitute an offer to buy or the solicitation of an offer to sell securities. The tender offers are being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, such tender offer will be deemed to be made on behalf of KB Home by the dealer managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

About KB Home

KB Home (NYSE: KBH), one of the nation’s premier homebuilders, has delivered over half a million quality homes for families since its founding in 1957. The Los Angeles-based company is distinguished by its Built to Order™ homebuilding approach that puts a custom home experience within reach of its customers at an affordable price. KB Home has been named the #1 Green Homebuilder in a study by Calvert Investments and the #1 Homebuilder on FORTUNE magazine’s 2011 World’s Most Admired Companies list. The Company trades under the ticker symbol “KBH” and was the first homebuilder listed on the New York Stock Exchange. For more information about any of KB Home’s new home communities, call 888-KB-HOMES or visit www.kbhome.com.

Forward-Looking and Cautionary Statements

Certain matters discussed in this press release, including any statements that are predictive in nature or concern future market and economic conditions, business and prospects, our future financial and operational performance, or our future actions and their expected results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance. We do not have a specific policy or intent of updating or revising forward-looking statements. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. The most important risk factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to: general economic, employment and business conditions; adverse market conditions that could result in additional impairments or abandonment charges and operating losses, including an oversupply of unsold homes, declining home prices and increased foreclosure and short sale activity, among other things; conditions in the capital and credit markets (including residential consumer mortgage lending standards, the availability of residential consumer mortgage financing and mortgage foreclosure rates); material prices and availability; labor costs and availability; changes in interest rates; inflation; our debt level, including our ratio of debt to total capital, and our ability to adjust our debt level and structure and to access the credit, capital or other financial markets or other external financing sources; weak or declining consumer confidence, either generally or specifically with respect to purchasing homes; competition for home sales from other sellers of new and existing homes, including sellers of homes obtained through foreclosures or short sales;

weather conditions, significant natural disasters and other environmental factors; government actions, policies, programs and regulations directed at or affecting the housing market (including, but not limited to, the Dodd-Frank Act, tax credits, tax incentives and/or subsidies for home purchases, tax deductions for residential consumer mortgage interest payments and property taxes, tax exemptions for profits on home sales, and programs intended to modify existing mortgage loans and to prevent mortgage foreclosures), the homebuilding industry, or construction activities; the availability and cost of land in desirable areas; our warranty claims experience with respect to homes previously delivered and actual warranty costs incurred; legal or regulatory proceedings or claims; our ability to access capital; our ability to use/realize the net deferred tax assets we have generated; our ability to successfully implement our current and planned product, geographic and market positioning (including, but not limited to, our efforts to expand our inventory base/pipeline with desirable land positions or interests at reasonable cost and to expand our community count and open new communities, and our increasing operational and investment concentration in markets in California and Texas), revenue growth, and overhead and other cost reduction strategies; consumer traffic to our new home communities and consumer interest in our product designs, including The Open Series™; the impact of our former unconsolidated mortgage banking joint venture ceasing to offer mortgage banking services after June 30, 2011; the manner in which our homebuyers are offered and obtain residential consumer mortgage loans and mortgage banking services; information technology failures and data security breaches; the possibility that the proposed offer and sale of unsecured senior debt securities to fund the purchase of the 2014/2015 Notes in the applicable tender offers will not timely close; the possibility that any or all of the tender offers will be undersubscribed; and other events outside of our control. Please see our periodic reports and other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended November 30, 2011, for a further discussion of these and other risks and uncertainties applicable to our business.